Exhibit 11(a)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                For The Three Months Ended
                                                                    September 28, 1997                     September 29, 1996
                                                               Amount             Per Share           Amount             Per Share
Primary:
Average shares outstanding                                       94.8                                    87.8

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method using the average market price                          2.3                                     2.4
                                                                -----                                   -----

Adjusted shares outstanding                                      97.1                                    90.2
                                                                =====                                   =====

Earnings from continuing operations                             $58.4                                   $55.7

Less preferred stock dividend                                       -  (Note 1)                           2.9
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $58.4             $.60                  $52.8            $.59
                                                                =====             ====                  =====            ====


Fully Diluted:

Average shares outstanding                                       94.8                                    87.8

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method   using  the   higher  of  the
   average market price or ending market
   price                                                          2.3                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      97.1                                    90.3

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            97.1                                    96.6
                                                                =====                                   =====

Earnings from continuing operations                             $58.4             $.60                  $55.7            $.58
                                                                =====             ====                  =====            ====


Notes:     1.   The convertible preferred stock was converted to common stock on October 14, 1996.

                                                                   Exhibit 11(b)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                For The Three Months Ended
                                                                    September 28, 1997                     September 29, 1996
                                                               Amount           Per Share             Amount             Per Share
Primary:
Average shares outstanding                                       94.8                                    87.8

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method using the average market price                          2.3                                     2.4
                                                                -----                                   -----

Adjusted shares outstanding                                      97.1                                    90.2
                                                                =====                                   =====

Net earnings                                                    $58.4                                   $55.7

Less preferred stock dividend                                       -  (Note 1)                           2.9
                                                                -----                                   -----

Net earnings attributable to common stock                       $58.4             $.60                  $52.8           $ .59
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       94.8                                    87.8

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method   using  the   higher  of  the
   average market price or ending market
   price                                                          2.3                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      97.1                                    90.3

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            97.1                                    96.6
                                                                =====                                   =====

Net earnings                                                    $58.4             $.60                  $55.7           $ .58
                                                                =====             ====                  =====           =====


Notes:     1.   The convertible preferred stock was converted to common stock on October 14, 1996.

                                                                   Exhibit 11(c)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                For The Nine Months Ended
                                                                    September 28, 1997                     September 29, 1996
                                                               Amount             Per Share           Amount             Per Share
Primary:
Average shares outstanding                                       94.5                                    87.4

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method using the average market price                          2.0                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.5                                    89.9
                                                                =====                                   =====

Earnings from continuing operations                            $130.2                                   $68.6

Less preferred stock dividend                                       -  (Note 1)                           8.7
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                $130.2               $1.35               $59.9            $.67
                                                               ======               =====               =====            ====


Fully Diluted:

Average shares outstanding                                       94.5                                    87.4

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method   using  the   higher  of  the
   average market price or ending market
   price                                                          2.1                                     2.6
                                                                -----                                   -----

Adjusted shares outstanding                                      96.6                                    90.0

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    96.4
                                                                =====                                   =====

Earnings from continuing operations                            $130.2               $1.35               $68.6            $.71
                                                               ======               =====               =====            ====


Notes:     1.   The convertible preferred stock was converted to common stock on October 14, 1996.

                                                                   Exhibit 11(d)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                For The Nine Months Ended
                                                                    September 28, 1997                     September 29, 1996
                                                               Amount             Per Share           Amount             Per Share
Primary:
Average shares outstanding                                       94.5                                    87.4

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method using the average market price                          2.0                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.5                                    89.9
                                                                =====                                   =====

Net earnings                                                   $130.2                                  $139.0

Less preferred stock dividend                                       -  (Note 1)                           8.7
                                                                -----                                   -----

Net earnings attributable to common stock                      $130.2               $1.35              $130.3              $1.45
                                                               ======               =====              ======              =====


Fully Diluted:

Average shares outstanding                                       94.5                                    87.4

Dilutive   stock   options   and   stock
   issuable   under   employee   benefit
   plans-based  on  the  Treasury  stock
   method   using  the   higher  of  the
   average market price or ending market
   price                                                          2.1                                     2.6
                                                                -----                                   -----

Adjusted shares outstanding                                      96.6                                    90.0

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    96.4
                                                                =====                                   =====

Net earnings                                                   $130.2               $1.35              $139.0              $1.44
                                                               ======               =====              ======              =====


Notes:     1.   The convertible preferred stock was converted to common stock on October 14, 1996.